UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): Nov. 11, 2003

Commission File Number 0-4281

ALLIANCE GAMING CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	88-0104066
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6601 S. Bermuda Rd. Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (702) 270-7600

ITEM 5. Other Events
SIGNATURES
EXHIBIT 99

ITEM 5. Other Events

On November 11, 2003, Alliance Gaming Corporation (the “Company”) issued a press release (Exhibit 99 attached hereto) whereby it announced, that the Company has signed a definitive agreement to acquire the privately- held Sierra Design Group, a leading supplier of Class II and Class III gaming devices, systems and technology.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

ALLIANCE GAMING CORPORATION (Registrant)

By	/s/ Robert L. Miodunski

President and Chief Executive Officer (Principal Executive Officer)

By	/s/ Robert L. Saxton

Sr. Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Date: November 11, 2003